UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 8, 2024

M2I GLOBAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	7371	37-1904036
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Doug Cole

M2i Global, Inc.

885 Tahoe Blvd.

Incline Village, NV 89451

(775) 909-6000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 4.01	Change in Registrant’s Certifying Accountant.

On February 8, 2024, M2i Global, Inc. (“M2i” or the “Company”) dismissed Heaton & Company, PLLC dba Pinnacle Accountancy Group of Utah (“Pinnacle”) as the Company’s independent registered public accounting firm. During the engagement period from December 6, 2019 to February 8, 2024, there were no disagreements between the Company and Pinnacle on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Pinnacle, would have caused Pinnacle to make reference to the matter in a report on the Company’s financial statements. The decision to replace Pinnacle was approved by the Board of Directors of the Company.

Effective February 8, 2024, the Company appointed Turner, Stone & Company, LLP (“Turner Stone”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows of the Company and the related notes to consolidated financial statements.

Exhibit Index

Exhibit No.	Description
16.1	Letter From Heaton & Company, PLLC dba Pinnacle Accountancy Group of Utah dated February 13, 2024 to the SEC regarding statements included in this Form 8-K.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M2i Global, Inc.

Date: February 14, 2024	By:	/s/ Jeffrey W. Talley
	Name:	Jeffrey W. Talley
	Title:	Chief Executive Officer